Exhibit 99.1

Innotrac Corporation Announces 2012 Third Quarter Results

ATLANTA, GA (November13, 2012) – Innotrac Corporation (NASDAQ-GM: INOC) announced financial results today for the third quarter and nine months ended September 30, 2012.  The Company reported a 25.3% increase in service revenues to $22.1 million for the quarter versus $17.6 million reported in the comparable period in 2011.  For the nine months ended September 30, 2012, the Company reported a 24.0% increase in service revenues to $63.9 million from $51.5 million reported in the comparable period in 2011.  The increase in service revenue for both the quarter and nine months ended September 30, 2012 was primarily due to the addition of new client programs and a net increase in volume from existing clients.

Total revenues, which include service and freight revenue, increased 31.6% to $25.7 million from $19.5 million for the three months ended September 30, 2012 and 2011 respectively and increased 23.2% to $72.8 million from $59.1 million for the nine months ended September 30, 2012 and 2011 respectively.  Changes in freight revenue have minimal impact on the Company’s operating income since they are billed as pass through expenses with a low markup over cost.

The Company reported net income of $1.1million, or $0.08 per share, fully diluted, for the three months ended September 30, 2012, versus a net loss of $490,000, or ($0.04) per share in the comparable period of 2011.  For the nine months ended September 30, 2012, the Company reported net income of $2.0 million, or $0.15 per share, fully diluted, versus a net loss of $1.8 million, or ($0.14) per share in the comparable period of 2011.

“We are pleased with the results of the quarter, which saw a growth in service revenue of over 25% for the quarter and 24% year-to-date. We are seeing very nice momentum as our 'best-of-breed' offering continues to gain market share.  In addition, growth in online sales continues to outperform traditional brick-and-mortar, which has provided for solid organic growth throughout our client base.  Our addition of new clients along with a strong sales pipeline gives us confidence that our efforts are paying off.   We are actively adding new leading brands looking for best-of-breed services that fit within our robust network of eight fulfillment centers across the U.S. ,” said Scott Dorfman, Innotrac’s CEO.

“Our balance sheet remains strong.  We ended the quarter with a $1.7 million cash balance and no advance on our line of credit as we approach the higher seasonal volumes expected at the end of the year,” said George Hare, CFO.

Innotrac
Innotrac Corporation (NASDAQ INOC), founded in 1984 and based near Atlanta, Georgia, is a best-of-breed commerce provider integrating digital technology, fulfillment and contact center solutions to support global brands.  The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and one call center spanning all time zones across the continental United States.  Innotrac Europe GmbH has a network of fulfillment centers, call centers, and returns processing facilities with operations in the UK, Germany, France, Denmark, Sweden, Poland, Austria, Italy, Switzerland, Ireland, Spain and the Netherlands. Connect with Innotrac at www.innotrac.com or http://www.linkedin.com/company/innotrac.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this release include statements relating to future events and developments, as well as management’s expectations, beliefs, plans, estimates and projections relating to the future.  Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac’s operating results, performance or financial condition are competition, the demand for Innotrac’s services, Innotrac’s ability to retain its current clients, Innotrac’s success in developing new business, Innotrac’s ability to maintain or improve gross margins in the face of increasing revenues and pricing pressures, realization of expected revenues from new clients, the general state of the  industries that the Company serves, changing technologies, and numerous other factors discussed in Innotrac’s 2011 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact

George Hare
Chief Financial Officer
678-584-4020
ghare@innotrac.com

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INNOTRAC CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Service revenue	$22,088	$17,623	$63,857	$51,499
Freight revenue	3,606	1,894	8,953	7,601
Total revenue	25,694	19,517	72,810	59,100

Cost of service revenues	10,368	8,072	30,326	23,508
Freight expense	3,463	1,855	8,639	7,557
Selling, general and
administrative expenses	9,674	9,189	28,931	27,191
Depreciation and amortization	995	847	2,711	2,538
Total operating expenses	24,500	19,963	70,607	60,794
Operating income (loss)	1,194	(446)	2,203	(1,694)
Interest expense	90	44	212	138
Other expense	(2)	2	-	2
Total other expense	88	46	212	140
Income (loss) before income taxes and noncontrolling interest in net loss	1,106	(492)	1,991	(1,834)
Income tax	-	-	-	-
Noncontrolling interest in net loss	(1)	2	-	2
Net income (loss)	$1,105	$(490)	$1,991	$(1,832)

Earnings per share:
Basic	$0.08	$(0.04)	$0.15	$(0.14)
Diluted	$0.08	$(0.04)	$0.15	$(0.14)

Weighted average shares
outstanding:
Basic	13,058	13,045	13,033	12,908
Diluted	13,058	13,045	13,033	12,908

INNOTRAC CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2012	December 31, 2011
ASSETS	(Unaudited)
Current Assets:
Cash	$1,662	$3,283
Accounts receivable (net of allowance for doubtful accounts of $114 at September 30, 2012 and $97 at December 31, 2011)	18,570	16,977
Inventory	583	743
Prepaid expenses and other	1,331	1,066
Total current assets	22,146	22,069

Property and equipment, net	14,313	11,173
Other assets, net	1,272	1,100
Total assets	$37,731	$34,342

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$6,540	$7,914
Line of credit	-	-
Equipment loan	1,710	-
Accrued expenses and other	5,020	4,484
Total current liabilities	13,270	12,398

Noncurrent Liabilities:
Other non-current liabilities	2,529	2,128
Total noncurrent liabilities	2,529	2,128

Total shareholders' equity	21,932	19,816
Total liabilities and shareholders' equity	$37,731	$34,342

INNOTRAC CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	(Unaudited)
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,991	$(1,834)
Adjustments to net income (loss):
Depreciation and amortization	2,711	2,538
Provision for bad debts	18	37
Loss on disposal of fixed assets	-	(16)
Stock compensation expense-stock options	-	2
Stock compensation expense-restricted stock	124	4
Changes in operating assets and liabilities:
Accounts receivable, gross	(1,611)	3,580
Inventory	160	2,719
Prepaid assets and other	(230)	(6)
Other long-term assets	(69)	38
Accounts payable, accrued expenses and other	(1,265)	(2,948)
Other long-term liabilities	(91)	607
Net cash provided by operating activities	1,738	4,721

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,703)	(1,467)
Proceeds from disposition of assets	1	17
Net change in noncurrent assets and liabilities	(9)	(8)
Net cash used in investing activities	(4,711)	(1,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on equipment loan	1,800	-
Payments on equipment loan	(90)	-
Capital lease payments	(321)	(212)
Contribution from non-controlling interest	-	17
Loan commitment fees	(37)	(34)
Net cash provided by (used in) financing activities	1,352	(229)

Net (decrease) increase in cash	(1,621)	3,034
Cash, beginning of period	3,283	238
Cash, end of period	$1,662	$3,272